Exhibit 99.1

RegeneRx Biopharmaceuticals Inc. 15245 Shady Grove Road, Suite 470	PHONE 301.208.9191 FAX 301.208.9194 WEB www.regenerx.com

RegeneRx Biopharmaceuticals, Inc. Closes $2 Million Private Placement

ROCKVILLE, Md. (July 1, 2021) – RegeneRx Biopharmaceuticals, Inc. (OTCQB: RGRX) (“RegeneRx”), a clinical-stage drug development company focused on tissue protection, repair and regeneration), today announced that it closed its previously announced private placement offering of common stock and warrants for gross proceeds of $1,980,000. RegeneRx will be issuing to purchasers of common stock Series A Warrants to purchase up to approximately 7.5 million shares of common stock with an exercise price of $0.24 per share, exercisable immediately and have a term of two years following issuance and Series B Warrants to purchase up to approximately 7.5 million shares of common stock with an exercise price of $0.28 per share, exercisable immediately and have a term of five years following issuance.

Roth Capital Partners served as sole placement agent. After the placement agent fees and estimated offering expenses payable by the company, the company expects to receive net proceeds of approximately $1,800,000.

The securities offered in the private placement have not been registered under the Securities Act of 1933, as amended, or applicable under state securities laws. Accordingly, the securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. As part of the transaction, the Company has agreed to file a resale registration statement with the Securities and Exchange Commission within 45 days of the closing to register the resale of the shares of common stock and shares of common stock underlying the warrants issued in the private placement.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About RegeneRx Biopharmaceuticals, Inc.

RegeneRx is focused on the development of novel therapeutic peptides, including Thymosin beta 4 (Tβ4) and its constituent fragments, for tissue and organ protection, repair, and regeneration. RegeneRx currently has three drug candidates in clinical development for ophthalmic, cardiac/neuro and dermal indications, four active strategic licensing agreements in the U.S., China, and Pan Asia (Korea, Japan, and Australia, among others), and the EU, and has patents and patent applications covering its products in many countries throughout the world.

Forward-Looking Statements

Any statements in this press release that are not historical facts are forward-looking statements made under the provisions of the Private Securities Litigation Reform Act of 1995. Any forward-looking statements involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. All forward-looking statements are expectations and estimates based upon information obtained and/or calculated by the Company. Please view these and other risks described in the Company's filings with the Securities and Exchange Commission ("SEC"), including those identified in the "Risk Factors" section of the annual report on Form 10-K for the year ended December 31, 2020, and subsequent quarterly reports filed on Form 10-Q, as well as other filings it makes with the SEC. Any forward-looking statements in this press release represent the Company's views only as of the date of this release and should not be relied upon as representing its views as of any subsequent date. The Company specifically disclaims any obligation to update this information, as a result of future events or otherwise, except as required by applicable law.

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For RegeneRx:

Lori Herman

301.208.9191

las@regenerx.com